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EXHIBIT 99.1     PRESS RELEASE


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NEWS  RELEASE
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FOR IMMEDIATE RELEASE

DATE:       April 23, 1999
CONTACT:    Patrick J. Owens, Jr.
            Treasurer
PHONE:      (570) 459-3722 office
FAX:        (570) 450-6110

NORTHEAST PENNSYLVANIA FINANCIAL CORP. COMPLETES COMMON STOCK
REPURCHASE PROGRAM.

Hazleton, Pa........ E. Lee Beard, President and Chief Executive Officer of

Northeast Pennsylvania Financial Corp. (the "Company") (Amex; NEP), the holding company for First Federal Bank (the "Bank") announced that as of April 22, 1999,

it has completed its repurchase of 305,299 shares of its common stock at an average cost of $11.49 per share. The stock repurchase program was previously approved by its Board of Directors to repurchase up to five percent of the

Company's 6,105,982 outstanding shares.


Northeast Pennsylvania Financial Corp. is the holding company of Abstractors,

Inc., a wholly-owned title insurance agency, and First Federal Bank, which serves the greater Hazleton area, Mountaintop, Bloomsburg, Lehighton, and all of

Schuylkill County, through ten office locations.



Statements contained in this news release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities

Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.